EXHIBIT 99.1

LastMile Delivery Launches Providing Small to Midsize Businesses a Better Customer Experience

Seattle, WA (September 11, 2018) SinglePoint Inc. (OTC:SING) announces the launch of LastMile Delivery. The platform aims to provide SMBs the ability to streamline their deliveries and give customers the insight and predictability of when a delivery will arrive. Available to businesses throughout the world LastMile Delivery leverages advanced routing and location technology and provides:

•	Location tracking
•	Estimated Time of Arrival
•	Product Tracking and Inventory
•	Omnichannel E-commerce Experience
•	Scheduled Arrival Time

Sign Up Here - http://business.lastmiledelivery.io/

These are the high-level features of a detailed platform geared to enable small businesses to compete with the giants of Target, Wal-Mart and others that are providing Click to Shop solutions. The agnostic platform works for any genre of business from cannabis delivery services to pizza shops. Merchants can set up from order inception to delivery completion or just use the dispatch and track capabilities.

In today’s fast paced, information rich world, customers shouldn’t be left in the dark about when a delivery may arrive. Time windows of 8-12 or 12-4 are not convenient. LastMile Delivery ultimately aims to help improve customer satisfaction and repeat business through removing friction and keeping customers engaged throughout their product or service delivery experience.

SinglePoint and AppSwarm (SWRM) have worked together to develop and launch the platform which both management teams believe will help provide customers of small and mid-size businesses extraordinary experiences.

To Sign Up Today Please Visit: http://business.lastmiledelivery.io/ If you do not receive an email please be sure to check you spam folder.

About Last Mile Delivery

All manners of businesses are now trying to deliver direct to their customers. Large logistics companies can easily handle the problem of moving large amounts of products across vast distances. However, the final mile from retail outlets or local outlets to customer’s homes often present a problem. We have created a technology solution that allows small independent companies to fulfill that need. Improve customer satisfaction and eliminate the anxiety of the delivery experience with LastMile Delivery. Create your new account at http://business.lastmiledelivery.io/create

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About SinglePoint, Inc.

SinglePoint, Inc (SING) is a technology and investment company with a focus on acquiring companies that will benefit from the injection of growth capital and technology integration. The company portfolio includes mobile payments, ancillary cannabis services and blockchain solutions. Through acquisitions into horizontal markets, SinglePoint is building its portfolio by acquiring an interest in undervalued companies, thereby providing a rich, diversified holding base. Through SingleSeed, the company is providing products and services to the cannabis industry.

Connect on social media at:

http://www.facebook.com/SinglePointMobile

http://twitter.com/_SinglePoint

http://www.linkedin.com/company/singlepoint

For more information visit: www.SinglePoint.com

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Corporate Communication

SinglePoint Inc.

855-711-2009

investors@singlepoint.com

SinglePoint.com

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